UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

ECOREADY CORPORATION
(Exact Name of Registrant as specified in charter)

Florida	000-52910	65-0736042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

555 Winderley Place, Suite 300 Orlando, FL 32751
(Address of Principal Executive Offices)

(407) 571-6846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On April 21, 2011, EcoReady Corporation (the “Company”) received subscription agreements for $150,000 worth of equity financing with eight (8) accredited investors, for (i) the issuance and sale of 500,000 shares of the Company’s restricted common stock, par value $0.001 per share, at a per share purchase price of $0.30 per share, and (ii) the issuance and sale of common stock purchase warrants to purchase up to 500,000 shares of the Company’s restricted common stock, par value $0.001 per share.  The warrants have a term of three years, have a cashless exercise feature and are exercisable at a price of $0.45 per share.

The issuance of the shares of common stock and warrants was an unregistered sale of securities conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The foregoing descriptions of the subscription agreements and the warrants are not intended to be complete and are qualified in their entirety by the complete text of those documents attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOREADY CORPORATION

Dated: April 26, 2011	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive Officer